UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2012

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on June 1, 2012, Lionbridge Technologies, Inc. (the "Company") entered into a Unit Purchase Agreement (the "UPA") with and among Steven R. Booher and Steven R. Booher as Trustee of the Steven R. Booher Declaration of Trust dated May 25, 2011 (the "Seller"), providing for the acquisition on June 1, 2012 by the Company of all of the outstanding units of Productive Resources, LLC. ("PRI") held by Seller, for consideration of approximately $12 million in cash, subject to adjustments for closing working capital, cash positions and other customary post-closing events. As a result of the acquisition, PRI became a wholly owned subsidiary of Lionbridge.

The pro forma combined condensed financial statements filed herewith have been prepared accounting for the merger using the purchase method of accounting.

Item 9.01 Financial Statements and Exhibits.

( a ) Financial Statements of Business Acquired
Included herein as Exhibits 99.1 and 99.2

( b ) Pro Forma Financial Information
Included herein as Exhibits 99.3

( c ) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

August 9, 2012	By:	Donald M. Muir

Name: Donald M. Muir
Title: CFO

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Exhibit Index

Exhibit No.	Description

23.1	Consent of Alerding & Co. LLC
99.1	Consolidated Financial Statements of Productive Resources, LLC December 31, 2011 and 2010
99.2	Consolidated Financial Statements (unaudited) of Productive Resources, LLC March 31, 2012 and 2011
99.3	Pro Forma Combined Condensed Financial Statements (unaudited)